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                                                                     Exhibit 5.1

                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com

MICHAEL L. STEVENS      DIRECT DIAL: 404-881-7970    E-MAIL: MSTEVENS@ALSTON.COM

                                  July 9, 2004


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35202

Ladies and Gentlemen:

      We have acted as counsel for Regions Financial Corporation (f/k/a/ "New Regions Financial Corporation"), a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 81,693,487 shares of the Corporation's Common Stock, $0.01 par value (the "Shares"), that may be issued pursuant to the Regions Financial Corporation 1999 Long-Term Incentive Plan, the Regions Financial Corporation Amended and Restated 1991 Long-Term Incentive Plan, the Regions Financial Corporation Amended and Restated Directors' Stock Investment Plan, the Regions Financial Corporation 401(k) Plan, the First Alabama Bancshares, Inc. 1988 Stock Option Plan, the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, the Union Planters Corporation Amended and Restated 1992 Stock Incentive Plan, the Union Planters Corporation 401(k) Retirement Savings Plan, stock options assumed by Regions Financial Corporation in acquisitions of First Community Banking Services, Inc., First Bancshares, Inc., First Commercial Corporation, Florida First Bancshares, Inc., First State Corporation, First National Bancorp, GF Bancshares, Inc., Greenville Financial Corporation, Minden Bancshares, Inc., Morgan Keegan, Inc., Palfed, Inc., Park Meridian Financial Corporation, Bullsboro BancShares, Inc., and VB&T Bancshares Corp., and stock options assumed by Union Planters Corporation in Acquisitions of Capital Bancorporation, Inc., Capital Factors Holding, Inc., Capital Savings Bancorp, Inc., Grenada Sunburst System Corporation, Leader Financial Corporation, Magna Group, Inc., People's First Corporation, Ready State Bank, Strategic Outsourcing, Inc., and Valley Federal Savings Bank (collectively, the "Plans"). The Registration Statement also covers $200,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") that may be issued under the Regions Financial Corporation Supplemental 401(k) Plan and the Union Planters Corporation Amended and Restated 1996 Deferred Compensation Plan for Executives (the "Deferred Compensation Plans"), and an indeterminate number of plan interests that may be issued under the Regions Financial



           Bank of America Plaza                    90 Park Avenue
     101 South Tryon Street, Suite 4000          New York, NY 10016
           Charlotte, NC 28280-4000                  212-210-9400
                 704-444-1000                     Fax: 212-210-9444
               Fax: 704-444-1111

      3201 Beechleaf Court, Suite 600       601 Pennsylvania Avenue, N.W.
          Raleigh, NC 27604-1062             North Building, 10th Floor
               919-862-2200                   Washington, DC 20004-2601
             Fax: 919-862-2260                      202-756-3300
                                                  Fax: 202-756-3333
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Regions Financial Corporation
July 9, 2004
Page 2


Corporation 401(k) Plan and the Union Planters Corporation 401(k) Retirement Savings Plan. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K.

      We have examined the Amended and Restated Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement, and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

      As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

      This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

      Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

      Based on the foregoing, it is our opinion that:

      (i) the Shares registered under the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and non-assessable;

      (ii) the Deferred Compensation Obligations, when incurred in accordance with the terms and conditions of the Deferred Compensation Plans, will be valid obligations of the Corporation to make payment to the holders thereof in accordance with the terms and conditions of the Deferred Compensation Plans.

      We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of
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Regions Financial Corporation
July 9, 2004
Page 3


persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Sincerely,

                                          ALSTON & BIRD LLP


                                          By:  /s/ MICHAEL L. STEVENS
                                               ----------------------
                                                   Michael L. Stevens
                                                   Partner